UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Cytomedix, Inc.

(Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

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CYTOMEDIX, INC.

Notice of Annual Meeting

and

Proxy Statement

Annual Meeting to be held
on

September 30, 2011, at 11 a.m. EDT
at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON SEPTEMBER 30, 2011

Dear Shareholder:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Shareholders (the “Annual Meeting”) of Cytomedix, Inc. is to be held on September 30, 2011, at 11 a.m. EDT. The meeting will be held at our offices at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, for the following purposes:

1.	To elect directors, each to serve until the next annual meeting of shareholders or until each successor is duly elected and qualified;
2.	To ratify the appointment of Stegman & Company as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011;
3.	To amend the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 6,500,000 to 8,000,000; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

All shareholders are cordially invited to attend the Annual Meeting; however, only shareholders of record at the close of business on August 4, 2011 (“Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A complete list of these stockholders will be open for the examination of any shareholder of record at the principal executive offices of the Company, but will be closed at least 10 days immediately preceding the Annual Meeting. The list will also be available for the examination of any shareholder of record present at the Annual Meeting. The Annual Meeting may be adjourned or postponed from time to time without notice other than by announcement at the meeting. We will be reporting on the Company’s activities and you will have an opportunity to ask questions about its operations.

The Board of Directors recommends that you vote FOR Proposals 1, 2 and 3.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Martin P. Rosendale
Martin P. Rosendale
Chief Executive Officer

August 26, 2011

Whether or not you plan to attend the meeting in person, please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope. No postage is required if mailed in the United States. You may also vote your shares by telephone voting which is explained in further detail on your proxy card. Shareholders who execute a proxy card may nevertheless attend the meeting, revoke their proxy and vote their shares in person.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR
THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 30, 2011

Electronic copies of the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available at http://www.cytomedix.com/proxy2011annual.htm.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

This proxy statement and the enclosed proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Cytomedix, Inc., a Delaware corporation, for use at the Annual Meeting of its shareholders to be held on September 30, 2011, at the corporate offices of Cytomedix at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, at 11 a.m. EDT, and at any adjournments or postponements of the Annual Meeting. This proxy statement summarizes the information you need to make an informed vote on the proposals to be considered at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card using the envelope provided, or vote by telephone as described on the proxy card. The terms “Cytomedix,” “Company,” “we,” or “our” refer to Cytomedix, Inc.

What are the purposes of this meeting?

The Board of Directors, on behalf of Cytomedix, is seeking your affirmative vote for the following:

1.	To elect directors, each to serve until the next annual meeting of shareholders or until each successor is duly elected and qualified;
2.	To ratify the appointment of Stegman & Company as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011;
3.	To amend the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 6,500,000 to 8,000,000; and
4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

Who may attend the meeting?

Only shareholders, their proxy holders, and our invited guests may attend the Annual Meeting. If you plan to attend, please bring identification, and, if you hold shares in street name, you should bring your bank or broker statement showing your beneficial ownership of Cytomedix stock in order to be admitted to the meeting.

Who can vote?

You can vote at the Annual Meeting in all matters properly brought before the Annual Meeting if, as of the close of business on the record date, August 4, 2011, you were a holder of record of our Common Stock, Series A Convertible Preferred Stock, Series B Convertible Preferred Stock or Series D Convertible Preferred Stock. Each share of Series A, B and D Convertible Preferred Stock, respectively, is entitled to vote on all matters voted on by holders of the common stock voting together as a single class with the other shares entitled to vote. On the record date, there were issued and outstanding:

52,172,577	shares of Common Stock
97,663	shares of Series A Convertible Preferred Stock
65,784	shares of Series B Convertible Preferred Stock
3,315	shares of Series D Convertible Preferred Stock

How many votes do I have?

Each share of common stock is entitled to one vote on each matter presented at the Annual Meeting. In addition, holders of shares of Series A, Series B and Series D Convertible Preferred Stock are entitled to vote on all matters voted on by the holders of our common stock. Each such share of Series A, Series B and Series D Convertible Preferred Stock, respectively, is entitled to one vote on each matter presented at the Annual Meeting.

Why would the Annual Meeting be postponed or adjourned?

The Annual Meeting will be postponed if a quorum is not present at the Annual Meeting. In order for any business to be conducted, the holders of a majority of the shares issued and outstanding and entitled to vote at the meeting must be present, either in person or represented by proxy. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present. A broker non-vote occurs when a broker or nominee holding shares for a beneficial owner signs and returns a proxy but does not vote on a particular proposal because the broker or nominee does not have discretionary voting power and has not received instructions from the beneficial owner. If a quorum is not present, the meeting may be postponed by those shareholders who are represented. If a quorum is present, the meeting may be postponed by a vote of those shareholders who are represented. The meeting may be rescheduled at the time of the adjournment with no further notice of the rescheduled time. An adjournment will have no effect on the business to be conducted.

How do I vote by proxy?

Whether you plan to attend the Annual Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote in person.

You may vote by telephone by using the toll-free number 1-800-690-6903 and following the instructions on your proxy card.

You may also vote by Internet at http://www.proxyvote.com. Instructions for Internet voting are included on the your proxy card. Have your proxy card in hand when you access the web site and follow the instructions.

If you properly fill in your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board as follows:

1.	FOR the election of the director nominees
2.	FOR the ratification of the appointment of Stegman & Company
3.	FOR the amendment to the Long-Term Incentive Plan.

If any other matters are presented, your proxy will vote in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting other than those discussed in this proxy statement.

How do I vote in person?

If you plan to attend and vote in person at the Annual Meeting or at a later date if the meeting is adjourned or postponed, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

What is the difference between a shareholder of record and a shareholder who holds stock in street name?

If your shares are registered in your name, you are a shareholder of record with respect to those shares. On the other hand, if your shares are registered in the name of your broker or bank, your shares are held in street name and you are considered the “beneficial owner” of the shares. As the beneficial owner of those shares, you have the right to direct your broker or bank how to vote your shares, and you will receive separate instructions from your broker or bank describing how to vote your shares.

May I revoke my proxy?

If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in three ways:

1.	You may send in another proxy with a later date.
2.	You may notify us in writing (or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Annual Meeting that you are revoking your proxy.
3.	You may vote in person at the Annual Meeting.

What vote is required to take action?

Proposal 1    (Election of Directors): A plurality of the eligible votes cast is required to elect director nominees at the Annual Meeting at which a quorum is present in person or by proxy. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat.

Proposal 2    (Ratification of Auditors): The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

Proposal 3    (Amendment to the LTIP): The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

Any shares not voted (whether by abstention, broker non-votes or otherwise) will have no impact on the election of directors, except to the extent that withholding the authority to vote for an individual results in another individual receiving a larger number of votes. Many brokers are subject to rules which prohibit them from “discretionary” voting on certain proposals unless they receive specific instruction from the beneficial owner to vote on such matters. Such rules prohibit the brokers to vote with respect to proposals related to director elections and equity compensation, absent such instruction, but such rules currently do not prohibit the brokers to vote on proposals related to ratification of accountants in the absence of such instructions if and as they choose. Your shares will not be voted in the election for director under Proposal 1 or on Proposal 3 if you hold your shares in “street name” and do not instruct your broker how to vote, so please instruct your broker and make your vote count. In addition, Proposals 2 and 3 submitted to the shareholders in the enclosed proxy must be approved by the affirmative vote of a majority of the shares present in person or by proxy and voting on the proposals.

Who is making this solicitation?

We are soliciting your vote through the use of the mail and will bear the cost of this solicitation. We will not employ third party solicitors, but our directors, officers, employees, and consultants may solicit proxies by mail, telephone, personal contact, or through online methods. We will reimburse their expenses for doing this. We will also reimburse brokers, fiduciaries, and custodians for their costs in forwarding proxy materials to beneficial owners of our stock. Other proxy solicitation expenses include those for preparation, mailing, returning, and tabulating the proxies.

Are there any dissenters’ rights of appraisal?

The Board is not proposing any action for which the laws of the State of Delaware, our Certificate of Incorporation or our Bylaws, as amended from time to time, provide a right of a shareholder to obtain appraisal of or payment for such shareholder’s shares.

Where are the principal executive offices of Cytomedix?

Our principal executive offices are located at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 and our telephone is 240-499-2680.

How can I obtain additional information about Cytomedix?

Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 as filed with the Securities and Exchange Commission are being sent to all shareholders along with this proxy statement. Additional copies will be furnished without charge to shareholders upon written request. Exhibits to the

Annual Report will be provided upon written request. All written requests should be directed to: Cytomedix, Inc., c/o Chief Financial Officer, 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires that we file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding companies, including Cytomedix, that file electronically with the SEC. The SEC’s website address is www.sec.gov. In addition, our filings may be inspected and copied at the public reference facilities of the SEC located at 100 F Street, N.E. Washington, DC 20549; and at the SEC’s regional offices at 233 Broadway, New York, NY 10279 and Citicorp Center, 500 West Madison Street, Room 1400, Chicago, IL 60661. Copies of the material may also be obtained upon request and payment of the appropriate fee from the Public Reference Section of the SEC located at 100 F Street, N.E., Washington, DC 20549.

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE
ENCOURAGE YOU TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD TO ENSURE
THAT YOUR SHARES ARE REPRESENTED AND VOTED. THIS BENEFITS THE COMPANY BY
REDUCING THE EXPENSES OF ADDITIONAL PROXY SOLICITATION.

**********************************************

Security Ownership of Certain Beneficial Owners and Management

Set forth below is information regarding the beneficial ownership of our common stock, as of August 4, 2011, by:

•	each person known to us that beneficially owns more than 5% of our outstanding shares of common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all of our current directors and executive officers as a group.

We believe that, except as otherwise noted below, each named beneficial owner has sole voting and investment power with respect to the shares listed. Unless otherwise indicated herein, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting or investment power with respect to shares beneficially owned. Shares of common stock underlying convertible notes and preferred stock, and options and warrants currently exercisable or exercisable on or within 60 days of the date of this proxy statement are deemed outstanding for computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person.

Name of Beneficial Owner(10)	Amount of Beneficial Ownership(1)		Percent of Class(1)
James S. Benson	310,000	(2)	*
David E. Jorden	7,335,423	(3)	13.8%
Stephen N. Keith	110,000	(4)	*
Andrew S. Maslan	452,669	(5)	*
Mark T. McLoughlin	320,001	(6)	*
Craig B. Mendelsohn	57,500	(7)	*
Martin P. Rosendale	1,016,641	(8)	1.9%
Patrick P. Vanek	33,334		*
C. Eric Winzer	110,000	(9)	*
John Paul Dejoria	6,666,965	(10)	12.2%
Charles E. Sheedy	7,146,719	(11)	13.2%
	—		*
Group consisting of Benson, Jorden, Keith, Maslan, McLoughlin, Mendelsohn, Rosendale, Vanek, and Winzer	23,559,252		39.5%

*	Less than 1%
(1)	For purposes of determining the amount of securities beneficially owned, share amounts include all Common stock owned outright plus all shares of Common stock issuable upon conversion of convertible preferred stock or convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table. The Percent of Class is based on the number of shares of the Company’s Common stock outstanding as of August 4, 2011, which was 52,146,014. Shares of Common stock issuable upon conversion of convertible preferred stock or convertible notes, or the exercise of options or warrants currently exercisable, or exercisable within 60 days after the preparation of this table, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other persons.
(2)	Includes 310,000 shares Mr. Benson may acquire upon the exercise of stock options.
(3)	Includes 959,553 shares Mr. Jorden may acquire upon the exercise of stock options or warrants and 143,370 shares Mr. Jorden may acquire upon conversion of preferred stock.
(4)	Includes 110,000 shares Dr. Keith may acquire upon the exercise of stock options.
(5)	Includes 365,557 shares Mr. Maslan may acquire upon the exercise of stock options or warrants and 17,992 shares Mr. Maslan may acquire upon conversion of preferred stock.
(6)	Includes 306,667 shares Mr. McLoughlin may acquire upon the exercise of stock options or warrants.
(7)	Includes 57,500 shares Dr. Mendelsohn may acquire upon the exercise of stock options.
(8)	Includes 887,725 shares Mr. Rosendale may acquire upon the exercise of stock options or warrants, 10,000 shares which are held by Mr. Rosendale’s spouse and 35,843 shares Mr. Rosendale may acquire upon conversion of preferred stock.
(9)	Includes 110,000 shares Mr. Winzer may acquire upon the exercise of stock options. Mr. Winzer disclaims beneficial ownership to acquire 6,667 shares of common stock of the Company, which options have been transferred to his ex-spouse pursuant to a domestic relations order.
(10)	Includes 2,396,796 shares Mr. DeJoria may acquire upon exercise of warrants and 2,276,868 shares – upon conversion of preferred stock or convertible notes, all exercise and conversions subject to 9.9% limitation on his beneficial ownership of the Company’s securities.
(11)	Includes 2,009,182 shares Mr. Sheedy may acquire upon exercise of warrants and 2,705,440 shares – upon conversion of preferred stock or convertible notes, all exercise and conversions subject to 9.9% limitation on his beneficial ownership of the Company’s securities.
(12)	All addresses are c/o Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877.

There are no arrangements, known to the Company, including any pledge by any person of securities of the registrant, the operation of, which may, at a subsequent date, result in a change of control of the registrant.

Section 16(a) Beneficial Ownership Compliance during 2010

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of a registered class of our equity securities within specified time periods to file certain reports of ownership and changes in ownership with the SEC.

Based solely upon a review of Forms 3 and Forms 4 furnished to the Company pursuant to Rule 16a-3 under this Act during the Company’s most recent fiscal year, and Forms 5 with respect to the most recent fiscal year, the Company believes that, except as set forth below, all such forms required to be filed pursuant to Section 16(a) were timely filed as necessary by the executive officers, directors and security holders required to file same during the fiscal year ended December 31, 2010. Forms 4 for Messrs. Maslan, Rosendale, and Jorden in connection with the October 15, 2010 dividend payment on the Series D Preferred Stock were inadvertently filed late. All such forms have been filed to date.

PROPOSAL 1

To elect directors, each to serve until the next annual meeting of shareholders or until each successor is duly elected and qualified

Our Board currently consists of seven directors: James S. Benson, Craig Mendelsohn, Mark T. McLaughlin, C. Eric Winzer, Stephen N. Keith, Martin P. Rosendale and David E. Jorden. The Nominating and Governance Committee nominated and the Board approved and recommended all of the current members of our Board for re-election. All nominees have consented to being named herein and have indicated their intention to serve as our directors, if elected. The Board has no reason to believe that any nominee would be unable or unwilling to serve if elected. Unless authority to do so is withheld, the persons named as proxies will vote the shares represented by such proxies for the election of the named director nominees. In case any of the nominees becomes unavailable for election to the Board the persons named as proxies will have full discretion and authority to vote or refrain from voting for any other nominees in accordance with their judgment. The Board nominees, if elected, will serve until the next annual meeting of shareholders or until each successor is duly elected and qualified.

Biographical information with respect to the current Board members all of whom stand for re-election is provided in the Directors and Executive Officers of Cytomedix section of this proxy statement appearing on page 10.

Vote Required for Approval of Proposal 1; Board Recommendation

A plurality of the eligible votes cast is required to elect director nominees at the Annual Meeting at which a quorum is present in person or by proxy. A nominee who receives a plurality means he has received more votes than any other nominee for the same director’s seat.

The Board recommends a vote FOR election of the director nominees.

PROPOSAL 2

To ratify the appointment of Stegman & Company as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011

General

On April 13, 2011, the Company, upon the Audit Committee’s approval, engaged the services of Stegman & Company (“Stegman”) as the Company’s new independent registered public accounting firm to audit the Company’s consolidated financial statements as of December 31, 2011 and for the year then ended. Stegman will also perform a review of the unaudited condensed consolidated quarterly financial statements to be included in the Company’s quarterly reports on Form 10-Q, which review will include financial quarters beginning with the quarter ending March 31, 2011. The Company seeks shareholder ratification of said appointment. Prior to Stegman’s engagement, PricewaterhouseCoopers LLP served at the Company’s independent registered public accounting firm.

The Audit Committee, which has selected Stegman to serve as our independent auditors, believes that Stegman has the personnel, professional qualifications and independence necessary to act as the Company’s independent auditors. A representative of Stegman will be in attendance at the Annual Meeting either in person or by telephone. The representative will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

The ratification by our shareholders of the Audit Committee’s selection of independent public accountants is not mandated by Delaware law, our bylaws or other legal requirements. However, the Audit Committee is submitting its selection of Stegman to our shareholders for ratification this year. If the selection of Stegman is ratified by our shareholders at the Annual Meeting, the Audit Committee, in its discretion, nevertheless may select and appoint a different independent accounting firm at any time. If the shareholders do not ratify the selection of Stegman, the Audit Committee will reconsider the retention of that firm, but the Audit Committee would not be required to select another firm as independent public accountants and may nonetheless retain Stegman. If the Audit Committee does select another firm to serve as the Company’s independent public accountants, whether or not the shareholders have ratified the selection of Stegman, the Audit Committee would not be required to call a special meeting of the shareholders to seek ratification of the selection, and in all likelihood would not call a special meeting for that purpose. In all cases, the Audit Committee will make any determination as to the selection of the Company’s independent public accountants in light of the best interests of the Company and its shareholders.

Overview and Audit Fees

The following table presents fees for professional services rendered by PricewaterhouseCoopers, LLP, the Company’s previous independent registered public accounting firm for the fiscal years 2010 and 2009:

Services Performed	2010	2009
Audit Fees(1)	$500,500	$290,000
Audit-Related Fees(2)	$15,000	$20,000
Tax Fees(3)	$26,500	$25,123
All Other Fees(4)	$—	$—
Total Fees	$542,000	$335,123

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of the Company’s annual financial statements, reviews of its quarterly financial statements, and audit services provided in connection with statutory and regulatory filings for those years.
(2)	Audit-related fees represent fees billed primarily for assurance and related services not reported under Audit fees.
(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services.
(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.

Our Audit Committee has the sole authority to pre-approve all audit and non-audit services provided by our independent accountants. The Audit Committee has adopted policies and procedures for the pre-approval of services provided by the independent accountants. The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent accountants. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the accountants’ independence. As permitted under the Sarbanes-Oxley Act of 2002, the Audit Committee may delegate pre-approval authority to one or more of its members. Any service pre-approved by a delegate must be reported to the Audit Committee at the next scheduled quarterly meeting. The Audit Committee considered whether the provision of the auditors’ services, other than for the annual audit and quarterly reviews, is compatible with its independence and concluded that it is compatible. In 2010 and 2009, all such services were pre-approved by the Audit Committee.

Vote Required for Approval of Proposal 2; Board Recommendation

The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

The Board recommends a vote FOR this Proposal 2.

PROPOSAL 3

To amend the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 6,500,000 to 8,000,000

Our Board of Directors has unanimously approved, and recommends to the shareholders that they adopt, an amendment to our Long-Term Incentive Plan (“LTIP” or the “Plan”) to increase the number of shares of common stock reserved for issuance by 1.5 million, i.e. from 6,500,000 to 8,000,000. We currently have available 172,579 shares of common stock available for issuance under the Plan.

The following proposal will be presented for action at the meeting by direction of the Board of Directors:

“RESOLVED, that Article 4, paragraph 4.1 of the Long-Term Incentive Plan is amended to read, in its entirety, as follows:

“4.1 NUMBER OF SHARES. The Company shall make Awards available representing up to 8,000,000 ~~6,500,000~~ shares of common stock.” ”

(New language is indicated by underlining, and the language to be deleted is struck through.)

Pursuant to the 2002 plan of reorganization, the Company adopted the Plan and subsequently amended it to reflect the then current needs of the Company. It is administered by the Compensation Committee of the Board, subject to the Board’s review and approval. Under the Plan, the Compensation Committee has the authority to:

•	designate participants;
•	determine the type or types of awards to be granted to each participant;
•	determine the number of awards to be granted and the number of shares of stock to which an award will relate;
•	determine the terms and conditions of any award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an award, and accelerations or waivers thereof, based in each case on such considerations as the Compensation Committee in its sole discretion determines;
•	accelerate the vesting or lapse of restrictions of any outstanding award, based in each case on such considerations as the Compensation Committee in its sole discretion determines;
•	determine whether, to what extent, and under what circumstances an award may be settled in, or the exercise price of an award may be paid in, cash, stock, other awards, or other property, or an award may be canceled, forfeited, or surrendered;
•	prescribe the form of each award agreement, which need not be identical for each participant;
•	decide all other matters that must be determined in connection with an award;
•	establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
•	make all other decisions and determinations that may be required under the Plan or as the Compensation Committee deems necessary or advisable to administer the Plan; and
•	Amend any award agreement as provided in the Plan.

The Plan permits incentive awards of options, stock appreciation rights (SARs), restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards to employees, officers, consultants, independent contractors, advisors, and directors of the Company.

We believe that the making of awards under the Plan promotes the success and enhances the value of our Company by providing our employees, officers, consultants, independent contractors, advisors and directors with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the

Company in its ability to motivate, attract, and retain the services of employees, officers, consultants, independent contractors, advisors and directors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Board believes it necessary to have sufficient shares reserved and allocated to the Plan to permit the grant of incentive awards from time to time to selected employees, officers, consultants, independent contractors, advisors and directors.

The Company has not yet determined if, how, or when the unused shares of common stock allocated to the Plan will be issued. The Board will issue the unused shares allocated to the Plan as it deems necessary to induce, compensate, and reward the Company’s employees, directors, and independent consultants and advisors. The Board will neither seek nor be required to obtain shareholder approval to direct the allocation or grant of benefits from the Plan.

Federal Income Tax Consequences

The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality. The federal income tax consequences arising with respect to awards granted under the Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the Plan.

Incentive Stock Options.  A Participant is not taxed for regular federal income tax purposes at the time an Incentive Stock Option is granted, but the excess of the fair market value of the shares received over the option exercise price will be taken into account for the alternative minimum tax. The tax consequences upon exercise and later disposition depend upon whether the Participant was an employee of the Company or its subsidiary at all times from the date of grant until three months preceding exercise (one year in the case of death or disability) and on whether the Participant holds the shares for more than one year after exercise and two years after the date of grant of the Option. If the Participant satisfies both the employment rule and the holding rule, for regular tax purposes the Participant will not realize income upon exercise of the Option and the Company will not be allowed an income tax deduction at any time. The difference between the Option price and the amount realized upon disposition of the shares by the Participant will constitute a long-term capital gain or a long-term capital loss, as the case may be. Neither the employment rule nor the holding rule will apply to the exercise of an Option by the estate of a Participant, provided that the Participant satisfied the employment rule as of the date of such Participant’s death. If the Participant meets the employment rule but fails to observe the holding rule (a “Disqualifying Disposition”), the Participant generally recognizes as ordinary income, in the year of the disqualifying disposition, the excess of the fair market value of the shares at the date of exercise over the Option price. Any excess of the sales price over the fair market value at the date of exercise will be recognized by the Participant as capital gain (long-term or short-term depending on the length of time the stock was held after the Option was exercised). If, however, the sales price is less than the fair market value at the date of exercise, then the ordinary income recognized by the Participant is generally limited to the excess of the sales price over the Option price. In both situations, the Company’s tax deduction is limited to the amount of ordinary income recognized by the Participant.

Nonqualified Stock Options.  Under present regulations, a Participant who is granted a Nonqualified Stock Option will not realize taxable income at the time the Option is granted. In general, a Participant will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the Option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The Participant’s basis in the shares so acquired will be equal to the Option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the Participant will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the Option is exercised.

Different consequences will apply for a Participant subject to the alternative minimum tax.

Withholding.  The Company shall have the right to reduce the number of shares of common stock deliverable pursuant to the Plan by an amount which would have a fair market value equal to the amount of all federal, state or local taxes to be withheld, based on the tax rates then in effect or the tax rates that the Company reasonably believes will be in effect for the applicable tax year, or to deduct the amount of such taxes from any cash payment to be made to a Participant, pursuant to the Plan or otherwise.

Vote Required for Approval of Proposal 3; Board Recommendation

The affirmative vote of a majority of the shares present, either by proxy or in person, and entitled to vote is required to approve this proposal.

The Board recommends a vote FOR this Proposal 3.

Directors and Executive Officers of Cytomedix

The following table sets forth the names and ages of our directors and executive officers as of December 31, 2010.

Name	Age	Date of Election or Appointment	Position(s) with the Company
James S. Benson	72	November 1, 2004	Presiding Independent Director and Acting Chairman of the Board
Craig B. Mendelsohn	56	November 12, 2009	Independent Director
Stephen N. Keith	59	November 23, 2004	Independent Director
C. Eric Winzer	54	January 30, 2009	Independent Director
Martin P. Rosendale	53	July 1, 2008	Chief Executive Officer, Director
David E. Jorden	49	September 19, 2008	Director
Mark T. McLoughlin	55	June 7, 2004	Independent Director
Andrew S. Maslan	41	August 15, 2005	Chief Financial Officer
Patrick P. Vanek	56	July 26, 2010	Vice President of Operations

Board of Directors

Our Board oversees our business affairs and monitors the performance of our management. Each director and executive officer holds office until his successor is duly elected and qualified, his resignation or he is removed in the manner provided by our Bylaws. All officers are appointed and serve at the discretion of the Board. All of our officers devote their full-time attention to our business.

Biographical Information of Directors and Executive Officers

Biographical information with respect to the Company’s current executive officers and directors is provided below.

James S. Benson has served as a Director since November 1, 2004. Mr. Benson has over 25 years of experience in the healthcare industry, and also serves as a director of Cryolife, Inc., and Medical Device Consultants, Inc. Mr. Benson retired from the Advanced Medical Device Association (Advamed) where he served as executive vice president for technical and regulatory affairs. Prior to that, he held numerous senior positions at the Food and Drug Administration (“FDA”) over a twenty year period. He retired from the FDA as director of the Center for Devices and Radiological Health (CDRH). Earlier, he served as deputy commissioner of the FDA, and also as its commissioner for a one-year period. Mr. Benson earned a B.S. degree in civil engineering from the University of Maryland and a M.S. degree in nuclear engineering from the Georgia Institute of Technology. Mr. Benson brings his experience and expertise in the areas of the FDA regulation, corporate governance, and executive leadership to the Board and the Company.

David E. Jorden, CPA, CFA has served as a Director since September 19, 2008 and Executive Board Member since October 1, 2008. From 2003 to 2008, he was with Morgan Stanley’s Private Wealth Management group where he was responsible for equity portfolio management for high net worth individuals. Prior to Morgan Stanley, Mr. Jorden served as CFO for Genometrix, Inc., a private genomics/life sciences company focused on high-throughput microarray applications. Mr. Jorden was previously a principal with Fayez Sarofim & Co. Mr. Jorden has a M.M. from Northwestern University’s Kellogg School and a B.B.A. from University of Texas at Austin. He holds both Certified Financial Analyst and Certified Public Accountant designations. Mr. Jorden serves on the board of Opexa Therapeutics, Inc. (Nasdaq: OPXA). He is also on the board of two private companies, PLx Pharma, Inc., a specialty pharmaceutical company developing GI safer

NSAIDs (nonsteroidal anti-inflammatory drugs), and DLush, LLC, a San Diego based deluxe beverage retail concept. Mr. Jorden brings his experience and expertise in the areas of capital raising, investor relations, financial management and analysis, and business strategy to the Board and the Company.

Stephen N. Keith, MD, MSPH has served as a Director since September 19, 2008. Dr. Keith currently holds the office of Chief Executive Officer of the American College of Clinical Pharmacology, a premier professional society for the discipline of clinical pharmacology. From 2002 until 2009, Dr. Keith was President and Chief Operating Officer of Panacea Pharmaceuticals, Inc., a biopharmaceutical company located in Gaithersburg, MD. From 2005 to 2006, Dr. Keith served as Senior Consultant at Biologics Consulting Group, LLC, a biopharmaceutical consulting company located in Alexandria, VA. From 2003 to 2005, he was Managing Director at Glocap Advisors LLC, a division of Glocap Funding LLC, an investment banking firm based in New York, NY. Dr. Keith has held a range of senior management positions in the pharmaceutical and biotechnology industries, including President and Chief Operating Officer at Antex Biologics Inc, another Gaithersburg, MD pharmaceutical company; Vice President, Marketing and Sales at North American Vaccine, Inc., a Columbia, MD pharmaceutical company; Senior Director, Health Care Delivery Policy in Corporate Public Affairs, Senior Customer Manager in the U.S. Human Health Division and Senior Director, Health Strategies, in the Merck-Medco Managed Care Division at Merck & Co, Inc. (NYSE: MRK). Dr. Keith also serves as Chairman of the Board of Directors of NanoVec, Inc., an early-stage biopharmaceutical company. Dr. Keith holds an undergraduate degree magna cum laude from Amherst College in Massachusetts (1973), a degree in medicine from University of Illinois, College of Medicine, (1977) and a Master of Science in Public Health degree from the University of California, Los Angeles (1982). He is a licensed physician in the states of California and Maryland. Dr. Keith is a Fellow of the Academy of Pediatrics and a Diplomate of the American Board of Pediatrics. Dr. Keith brings his experience and expertise in the areas of practice of medicine, product commercialization, investment banking, and executive leadership to the Board and the Company.

Mark T. McLoughlin has served as a Director since June 7, 2004. Mr. McLoughlin currently serves as a Senior Vice President for VWR International, a global distributor of laboratory supplies, equipment and services to the pharma, biotech, industrial and clinical laboratory. In this capacity, he has responsibility for the sourcing and marketing functions for North America. Prior to joining VWR International, he was Senior Vice President, Chief Marketing Officer for Cardinal Health based in Rolle, Switzerland. Prior to joining Cardinal, he was vice president of commercial operations for Norwood Abbey Ltd., an Australian-based medical technology company. Earlier, he was President of North American operations for Ion Beam Application, Inc., a Belgium-based global medical technology company. His executive career experience also includes Mallinckrodt, as well as positions with other healthcare companies. Mr. McLoughlin brings his experience and expertise in the areas of sales, marketing, distribution, international business, medical supplies industry, and executive leadership to the Board and the Company.

Craig B. Mendelsohn, M.D., J.D. has served as a Director since November 12, 2009. Dr. Mendelsohn currently serves as Vice President and Deputy General Counsel for the American Red Cross where he is responsible for managing a staff of attorneys that provide counsel to the Biomedical Services division at the organization, while providing guidance and legal counsel to executive management and the Board of Governors. From 2002 until he joined American Red Cross, he held senior-level Medical Director and Regulatory Affairs positions for a number of medical device and pharmaceutical companies including Cardinal Health (2007 – 2008), Core Dynamics, Inc. (2005 – 2007) and ZLB Bioplasma, Inc. (2002 – 2004), as well as at the Plasma Protein Therapeutics Association (2001 – 2002). Dr. Mendelsohn began his legal career in 1994 at the Washington, D.C. headquarters of Hogan & Hartson, an international full-service law firm, as a member of the Food, Drug, Agriculture, and Medical Devices Group. Dr. Mendelsohn also had a private practice in ophthalmology for ten years prior to obtaining his law degree. Dr. Mendelsohn received his Juris Doctor, Cum Laude from Georgetown University Law Center, his Doctor of Medicine from George Washington University Medical Center, and his Bachelor of Arts in Chemistry from Emory University. Dr. Mendelsohn brings his experience and expertise in the areas of regulatory law, biomedical industry, and practice of medicine to the Board and the Company.

C. Eric Winzer has served as Director since January 30, 2009. Mr. Winzer currently serves as Chief Financial Officer of OpGen, Inc., a privately held DNA molecular diagnostics company headquartered in

Gaithersburg, MD. Prior to joining OpGen, Mr. Winzer was Executive Vice President and Chief Financial Officer of Avalon Pharmaceuticals, Inc. (Nasdaq: AVRX) from July 2007 to June 2009. Mr. Winzer was with Life Technologies Corporation (Nasdaq: LIFE), formerly Invitrogen Corporation, a provider of life science technologies for disease research and drug discovery, from 2000 to 2006, where he served as Senior VP and Chief Financial Officer, Executive Sponsor for Life’s ERP implementation and VP, Finance. From 1986 to 2000, Mr. Winzer held positions of increasing responsibilities at Life Technologies, Inc., including Chief Financial Officer, Secretary and Treasurer. From 1980 until 1986, he held various financial positions at Genex Corporation. Mr. Winzer received his B.A. in Economics and Business Administration from McDaniel College and an M.B.A. from Mount Saint Mary’s University. Mr. Winzer brings his experience and expertise in the areas of financial management and analysis, corporate governance, mergers and acquisitions to the Board and the Company.

Martin P. Rosendale has served as our Chief Executive Officer and Director since July 1, 2008. Prior to that, in March 2008, he was appointed as Executive Vice-President and Chief Operating Officer of the Company. From January 2005 to March 2008, Mr. Rosendale held the position of Chief Executive Officer of Core Dynamics, Inc., a Rockville, MD biotechnology startup company using cryopreservation technology developed in Israel. From March 2001 to December 2004, Mr. Rosendale held the position of Senior Vice President and General Manager of ZLB Bioplasma, Inc., a Glendale, CA biologics company, as well as other positions at various biotechnology companies. Mr. Rosendale holds a Bachelor of Science degree in Microbiology from California State University in Long Beach, CA (1982). Mr. Rosendale’s day to day leadership, as Chief Executive Officer of Cytomedix, provides him with intimate knowledge of our operations.

Andrew S. Maslan, CPA joined the Company as corporate controller on July 1, 2005 and became the Chief Financial Officer on August 15, 2005. Mr. Maslan most recently served as controller for BioReliance Corporation based in Rockville, MD. Earlier, he held positions with two other Rockville, MD-based companies, serving as a principal with GlobeTraders, Inc., and senior accountant for Providence Laboratory Associates. Mr. Maslan began his professional career serving as an auditor with KPMG Peat Marwick and is a Certified Public Accountant licensed in the State of Maryland.

Patrick Vanek joined Cytomedix, Inc. in July 2010. He brings to Cytomedix more than 30 years of diverse technical and managerial experience in pharmaceuticals and medical devices, specifically Formulation Design, Process Development, QA/QC and Supply Chain/Logistics. Prior to joining Cytomedix, Mr. Vanek spent 12 years at Otsuka America Pharmaceutical, Inc. where he rose through a number of managerial positions to become Vice President of Technical Operations. Prior to that, he held various development/technical management positions at KV Pharmaceutical Corp., Teva Pharmaceuticals USA, Wyeth Laboratories and McNeil Pharmaceutical. Mr. Vanek earned a B.S. in Pharmacy from the Philadelphia College of Pharmacy & Science and is a Registered Pharmacist.

There are no family relationships between any of the Company’s executive officers or directors and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

Director and Officer Involvement in Certain Legal Proceedings

There are no material proceedings to which any director, executive officer or affiliate of the Company, any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company, or any associate of any such director, executive officer, affiliate or security holder is a party adverse to the Company or has a material interest adverse to the Company. There are no family relationships between any of the Company’s executive officers or directors and there are no arrangements or understandings between a director and any other person pursuant to which such person was elected as director. There were no material changes to the procedures by which shareholders may recommend nominees to the Board since the Company’s last disclosure of such policies.

To the best of our knowledge, none of the following events have occurred during the past ten years that are material to an evaluation of the ability or integrity of any director, director nominee or executive officer of the Company:

•	any bankruptcy petition filed by or against, or any appointment of a receiver, fiscal agent or similar Officer for, the business or property of such person, or any partnership in which such person was a general partner or any corporation of which such person was an executive officer either, in each case, at the time of the filing for bankruptcy or within two years prior to that time;
•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities:
(i)	acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or
(ii)	engaging in or continuing any conduct or practice in connection with such activity;
(iii)	engaging in any type of business practice; or engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws.
•	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to act as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, Director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;
•	being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or federal commodities law, and the judgment in such civil action or finding by the SEC or the Commodity Futures Trading Commission has not been subsequently reversed, suspended, or vacated;
•	being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial instructions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a) (26) of the Exchange Act), any registered entity (as defined in Section 1(a) (29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or person associated with a member.

Director and Board Nominee Independence

Following its transition from the NYSE Amex onto the OTC Bulletin Board, the Company is no longer subject to the requirements of the NYSE Amex Company Guide and, particularly, the “independence” standards set forth in the Company Guide. However, the Company elects to continue to utilize the same standard in determining the “independence” status of its Board and Board committee members. Pursuant to the requirements, the Board undertakes its annual review of director independence. During this review, the Board considers transactions and relationships between each director or any member of his immediate family and Cytomedix and its affiliates, including those transaction that are contemplated under Item 404(a) of Regulation S-K. The purpose of this review was to determine whether any such relationships or transactions existed that were inconsistent with a determination that the director is independent. The Board determined that all but two of our directors are “independent” as defined by the listing standards of the NYSE Amex Company Guide (Messrs. Rosendale and Jorden, in addition to serving on the Board, also serve as our Chief Executive Officer and Executive Director, respectively, and neither serves on the Audit, Nominating and Governance, or Compensation Committees). The members of the Audit Committee are also “independent” for purposes of Section 10A-3 of the Exchange Act and Section 803 of the NYSE Amex Company Guide. The Board based these determinations primarily on a review of the responses of the directors and executive officers to questions regarding employment and transaction history, affiliations and family and other relationships and on discussions with the directors. None of our directors engages in any transaction, relationship, or arrangement contemplated under section 404(a) of Regulation S-K.

Membership, Meetings and Attendance

Our Board has three committees: Audit Committee, Compensation Committee, and the Nominating and Governance Committee. In 2010, each of our directors attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which he served. The Board discussed various business matters informally on numerous occasions throughout the year 2010.

The membership and responsibilities of these current committees are summarized below. Additional information regarding the responsibilities of each committee is found in, and is governed by, our Bylaws, as amended, each committee’s Charter, where applicable, specific directions of the Board, and certain mandated regulatory requirements. The Charters of the Audit, Compensation, and Nominating and Governance Committees, as well as the Code of Conduct and Ethics are available at the Company’s website at http://www.cytomedix.com. The information on the Company’s website is not a part of this proxy statement. The information is also available in print to any shareholder who requests it.

Below are the current committee memberships and other information about the Board committees. The membership of each of the standing committees of the Board is comprised solely of independent directors, as described below.

Name	Board of Directors	Audit Committee	Compensation Committee	Nominating and Governance Committee
James S. Benson(1)	**		*	*
Craig Mendelsohn	*		*	*
Stephen N. Keith	*	*		**
C. Eric Winzer(2)	*	**
Mark T. McLoughlin	*	*	**
Meetings held in 2010	11	5	1	2

*	Designates membership.
**	Designates chairmanship or acting chairmanship.
(1)	Presiding Independent Director.
(2)	Audit Committee financial expert.

Nominating and Governance Committee

The Nominating and Governance Committee has the following responsibilities as set forth in its charter:

•	to provide recommendations relating to the composition of the Board,;
•	to review any director nominee candidates recommended by any director or executive officer of the Company, or by any shareholder, if submitted properly;
•	to identify, interview and evaluate director nominee candidates and have sole authority to retain and terminate any search firm to be used to assist the Committee in identifying director candidates and approve the search firm’s fees and other retention terms;
•	to recommend to the Board the slate of director nominees to be presented by the Board;
•	to recommend director nominees to fill vacancies on the Board, and the members of each Board committee;
•	to lead the annual review of Board performance and effectiveness and make recommendations to the Board as appropriate; and
•	to review and recommend corporate governance policies and principles for the Company, including those relating to the structure and operations of the Board and its committees.

Shareholders meeting the following requirements who want to recommend a director candidate may do so in accordance with our Bylaws and the following procedures established by the Nomination and Governance Committee. The Board will consider all director candidates recommended to the Nomination and Governance Committee by shareholders owning at least 5% of our outstanding shares at all times during the year preceding the date on which the recommendation is made that meet the qualifications established by the Board. To make a nomination for director at an Annual Meeting, a written nomination solicitation notice must be received by the Nomination and Governance Committee at our principal executive office not less than 120 days before the anniversary date our proxy statement was mailed to shareholders in connection with our previous annual meeting. The written nomination solicitation notice must contain the following material elements, as well as any other information reasonably requested by us or the Nomination and Governance Committee:

•	the name and address, as they appear on our books, of the stockholder giving the notice or of the beneficial owner, if any, on whose behalf the nomination is made;
•	a representation that the stockholder giving the notice is a holder of record of our common stock entitled to vote at the annual meeting and intends to appear in person or by proxy at the annual meeting to nominate the person or persons specified in the notice;
•	complete biography of the nominee, as well as consents to permit us to complete any due diligence investigations to confirm the nominee’s background, as we believe to be appropriate;
•	the disclosure of all special interests and all political and organizational affiliations of the nominee;
•	a signed, written statement from the director nominee as to why the director nominee wants to serve on our Board, and why the director nominee believes that he or she is qualified to serve;
•	a description of all arrangements or understandings between or among any of the stockholder giving the notice, the beneficial owner, if any, on whose behalf the notice is given, each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice;
•	such other information regarding each nominee proposed by the stockholder giving the notice as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by our Board; and
•	the signed consent of each nominee to serve as a director if so elected.

In considering director candidates, the Nomination and Governance Committee will consider such factors as it deems appropriate to assist in developing a Board and committees that are diverse in nature and comprised of experienced and seasoned advisors who can bring the benefit of various backgrounds, skills and insights to the Company and its operations. Candidates whose evaluations are favorable are then chosen by the Nominating and Governance Committee to be recommended for selection by the full Board. The full Board selects and recommends candidates for nomination as directors for stockholders to consider and vote upon at the annual meeting. Each director nominee is evaluated in the context of the full Board’s qualifications as a whole, with the objective of establishing a Board that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Each director nominee will be evaluated considering the relevance to us of the director nominee’s skills and experience, which must be complimentary to the skills and experience of the other members of the Board. The Nominating and Governance Committee does not have a formal policy with regard to the consideration of diversity in identifying director candidates, but seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its shareholders.

Board Leadership Structure and Role in Risk Oversight

Our Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Currently, the offices of the Acting Chairman of the Board and the Chief Executive Officer of the Company are held by James S. Benson and Martin P. Rosendale, respectively. Mr. Benson is also our Presiding Independent Director. In these capacities, Mr. Benson, among other things, presides over meetings of non-management, independent directors and, with input from other directors, prepares agendas for these meetings and maintain contact between the Board and the management of the Company. We believe that this arrangement has and continues to serve the best interest of the Company and its shareholders.

The Board sees its role in the Company’s risk oversight process in receiving regular reports from members of senior management on areas of material risk to the Company, including strategic, operational, reporting and compliance risks. The full Board (or the appropriate standing committee of the Board in the case of risks that are under the purview of a particular committee) is to receive these reports from the appropriate party within the organization that is responsible for a particular risk or set of risks to enable it to understand our risk identification, management and mitigation strategies. The Board has developed an agenda of risk topics that are presented to the Board or one of its standing committees on an annual basis. When a committee receives such a report, the Chairman of the committee will discuss the report with the full Board during the next available Board meeting, holding additional meetings, if and when required. The Board believes that this practice enables the Board and its committees to coordinate risk oversight for the Company, particularly regarding the interrelationship among various risks. During its regular course of its activities, our Audit Committee discusses our policies with respect to risk assessment and risk management. The Compensation Committee and the Board each discuss the relationship between our compensation policies and corporate risk to assess whether these policies encourage excessive risk-taking by executives and other employees.

Shareholder Communications with Directors

We have no formal written policy regarding communication with the Board. Persons wishing to write to the Board or to a specified director or committee of the Board should send correspondence to the Secretary at our principal offices. Electronic submissions of shareholder correspondence will not be accepted. The Secretary will forward to the directors all communications that, in his judgment, are appropriate for consideration by the directors. Examples of communications that would not be appropriate for consideration by the directors include commercial solicitations and matters not relevant to the shareholders, to the functioning of the Board, or to the affairs of Cytomedix. Any correspondence received that is addressed generically to the Board will be forwarded to the Chairman of the Board. If the Chairman of the Board is not an independent director, a copy will be sent to the Chairman of the Audit Committee as well.

Board Member Attendance at Annual Meetings

All current Board members and all nominees for election to our Board are expected to attend our Annual Meetings unless personal circumstances make the Board member or director nominee attendance impracticable or inappropriate.

Audit Committee

The Board formed an Audit Committee in December 2004. Mr. Winzer currently serves as chairman of the Audit Committee. The Board has determined that Mr. Winzer is an audit committee financial expert as defined by Item 407(d)(5) of Regulation S-K under the Securities Act. Mr. Winzer has held several top financial offices at public and private companies and possesses substantial expertise in financial and accounting matters. Other members of the Audit Committee are Mr. McLoughlin and Dr. Keith. The Board has determined that each member of the Audit Committee is “independent” as set forth by the NYSE Amex Company Guide and under the federal securities laws.

The purpose of the Audit Committee is to assist the Board in its general oversight of Cytomedix’s financial reporting, internal controls and audit functions. As described in the Audit Committee Charter, the Audit Committee’s primary responsibilities are to:

•	Review whether or not management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;
•	Review whether or not management has established and maintained processes to ensure that an adequate system of internal controls is functioning within the Company;
•	Review whether or not management has established and maintained processes to ensure compliance by the Company with legal and regulatory requirements that may impact its financial reporting and disclosure obligations;
•	Oversee the selection and retention of the Company’s independent registered public accounting firm, their qualifications and independence;
•	Prepare a report of the Audit Committee for inclusion in the proxy statement for the Company’s annual meeting of shareholders;
•	Review the scope and cost of the audit, the performance of the independent registered public accounting firm, and their report on the annual financial statements of the Company; and
•	Perform all other duties as the Board may from time to time designate.

Compensation Committee

The Compensation Committee was established on December 17, 2004. The duties of the Committee include, among others, establishing any director compensation plan or any executive compensation plan or other employee benefit plan which requires shareholder approval; establishing significant long-term director or executive compensation and director or executive benefits plans which do not require stockholder approval; determination of any other matter, such as severance agreements, change in control agreements, or special or supplemental executive benefits, within the Committee's authority; determining the overall compensation policy and executive salary plan; and determining the annual base salary, annual bonus, and annual and long-term equity-based or other incentives of each corporate officer, including the CEO.

Although a number of aspects of the CEO’s compensation may be fixed by the terms of his employment contract, the Compensation Committee retains discretion to determine other aspects of the CEO’s compensation. The CEO reviews the performance of the executive officers of the Company (other than the CEO) and, based on that review, the CEO makes recommendations to the Compensation Committee about the compensation of executive officers (other than the CEO). The CEO does not participate in any deliberations or approvals by the compensation committee or the Board with respect to his own compensation. The Compensation Committee makes recommendations to the Board about all compensation decisions involving the CEO and the other executive officers of the Company. The Board reviews and votes to approve all compensation decisions involving the CEO and the executive officers of the Company. The Compensation

Committee and the Board will use data, showing current and historic elements of compensation, when reviewing executive officer and CEO compensation. The Committee is empowered to review all components of executive officer and director compensation for consistency with the overall policies and philosophies of the Company relating to compensation issues. The Committee may from time to time delegate duties and responsibilities to subcommittees or a Committee member. The Committee may retain and receive advice, in its sole discretion, from compensation consultants. The Compensation Committee does not currently employ compensation consultants in determining or recommending the amount or form of executive and director compensation. None of the members of our Compensation Committee is one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Code of Conduct and Ethics

In April 2005, the Board approved a Code of Conduct and Ethics applicable to all directors, officers and employees which complies with the definition of a “code of ethics” as set forth in Item 406 of SEC Regulation S-K.

Compensation of Directors and Executive Officers

This discussion focuses on the compensation paid to “named executive officers,” which is a defined term generally encompassing all persons that served as principal executive officer at any time during the fiscal year as well as certain other highly paid executive officers serving in such positions at the end of the fiscal year. During 2009 and 2010, the named executive officers consisted of Martin P. Rosendale (Chief Executive Officer (Principal Executive Officer)), Andrew S. Maslan (Chief Financial Officer (Principal Financial Officer)), Patrick P. Vanek (Vice President of Operations (effective July 16, 2010)); and Carelyn P. Fylling (Vice President of Professional Services (through July 13, 2010)).

Summary Compensation Table — 2010

Name and Principal Position	Year	Salary	Bonus	Option Awards(5)	All Other Compensation	Total
Martin P. Rosendale(1) Chief Executive Officer (Effective July 1, 2008)	2010	$300,000	$—	$—	$9,800	$309,800
	2009	$300,000	$—	$84,830	$9,406	$394,236
Andrew S. Maslan(2) Chief Financial Officer (Effective August 16, 2005)	2010	$200,000	$—	$25,628	$8,000	$233,628
	2009	$200,000	$—	$36,274	$8,000	$244,274
Patrick P. Vanek(3) VP – Operations (Effective July 26, 2010)	2010	$84,943	$—	$51,256	$—	$136,199
Carelyn P. Fylling(4) VP Professional Services	2010	$142,291	$—	$15,377	$5,692	$163,360
	2009	$150,500	$—	$25,302	$6,020	$181,822

(1)	Mr. Rosendale may earn a cash bonus of up to 50% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts under Option Awards represent the grant date fair value of 165,000 options granted during 2009. Amounts in All Other Compensation reflect employer 401(k) matching contributions.
(2)	Mr. Maslan may earn a cash bonus of up to 35% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts under Option Awards represent the grant date fair value of 50,000 and 65,000 options granted during 2010 and 2009, respectively. Amounts in All Other Compensation reflect employer 401(k) matching contributions.
(3)	Mr. Vanek joined the Company on July 26, 2010 as an officer and Vice President. Amount of salary for 2010 represents amount earned from his date of hire. Mr. Vanek may earn a cash bonus of up to 30% of his salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts under Option Awards represent the grant date fair value of 100,000 options granted during 2010. Amounts in All Other Compensation reflect employer 401(k) matching contributions.
(4)	Ms. Fylling relinquished her position as an officer of the Company effective July 13, 2010. However, she remains an employee and Vice President. Ms. Fylling may earn a cash bonus of up to 35% of her salary. The exact amount of such bonus compensation is to be determined by the Compensation Committee and approved by the Board. Amounts under Option Awards represent the grant date fair value of 30,000 and 45,000 options granted during 2010 and 2009, respectively. Amounts in All Other Compensation reflect employer 401(k) matching contributions.
(5)	Represents the amortized value of the stock option award granted for the fiscal year 2010, calculated in accordance with FASB ASC Topic 718. For the purposes of making the option calculation for 2010, the following assumptions were made: (a) expected life (years) – 6; (b) volatility — 142.5%; (c) dividend yield — 0%; and (d) discount rate — 2.00% for the 10-year option grants. The stock option awards granted in the fiscal year 2009 were calculated in accordance with FASB ASC Topic 718. For the purposes of making the option calculation, the following assumptions were made: (a) expected life (years) – 6; (b) volatility — 138.8% ; (c) dividend yield — 0%; and (d) discount rate — 2.25% for the 10-year option grants.

Outstanding Equity Awards at December 31, 2010

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable(1)	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Martin P. Rosendale	140,000	60,000	(2)	$1.54	3/14/2018
	200,000	100,000	(3)	$0.75	9/19/2018
	133,334	66,666	(4)	$0.40	12/16/2018
	121,667	43,333	(5)	$0.56	9/18/2019
Kshitij Mohan	490,000	—		$1.50	4/20/2014
	500,000	—		$2.24	4/20/2014
	100,000	—		$2.24	6/6/2015
	100,000	—		$2.24	8/17/2016
	59,310	—		$1.50	1/25/2018
	30,000	—		$1.50	1/25/2018
Andrew S. Maslan	60,000	—		$5.07	1/11/2016
	40,000	—		$2.52	3/16/2016
	50,000	—		$2.73	10/11/2016
	20,000	—		$0.88	7/27/2017
	66,667	33,333	(6)	$0.70	9/18/2018
	35,000	—		$0.60	5/13/2019
	10,000	20,000	(7)	$0.62	9/17/2019
	—	50,000	(8)	$0.56	7/13/2020
Patrick P. Vanek	—	100,000	(9)	$0.56	7/13/2020
Carelyn P. Fylling	250,000	—		$1.50	8/7/2012
	19,077	—		$1.25	10/21/2013
	20,000	—		$2.40	1/11/2016
	20,000	—		$0.88	7/27/2017
	20,000	10,000	(10)	$0.70	9/18/2018
	15,000	—		$0.60	5/13/2019
	10,000	20,000	(11)	$0.62	9/17/2019
	—	30,000	(12)	0.56	9/17/2019

(1)	All options are fully vested.
(2)	Options vest as follows: 60,000 on March 24, 2011.
(3)	Options vest as follows: 100,000 on January 1, 2011.
(4)	Options vest as follows: 66,666 on January 1, 2011.
(5)	Options vest as follows: 21,667 on September 18, 2011 and 21,666 – on September 18, 2012.
(6)	Options vest as follows: 33,333 on January 1, 2011.
(7)	Options vest as follows: 10,000 each on September 17, 2011 and 2012, respectively.
(8)	Options vest as follows: 16,667 each on July 13, 2011 and 2012, respectively, and 16,666 - July 13, 2013.
(9)	Options vest as follows: 33,334 on July 13, 2011, and 33,333 each on July 13, 2012 and 2013, respectively.
(10)	Options vest as follows: 10,000 on January 1, 2011.
(11)	Options vest as follows: 10,000 each on September 17, 2011 and 2012, respectively.
(12)	Options vest as follows: 10,000 each on July 13, 2011, 2012 and 2013, respectively.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company has employment agreements with the following named executive officers. The following is a description of these agreements.

Martin P. Rosendale: Mr. Rosendale’s employment agreement, as amended, provides for his at-will employment as the Company’s Chief Executive Officer. Effective January 1, 2009, Mr. Rosendale’s annual salary was $300,000 and his target bonus percentage was 50%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Rosendale’s employment is terminated by the Company, he is entitled to receive a lump sum severance payment of $50,000.

Andrew S. Maslan: Mr. Maslan’s employment agreement, as amended, provides for his at-will employment as the Company’s Chief Financial Officer. Effective October 1, 2008, Mr. Maslan’s annual salary was $200,000 and his target bonus percentage was 35%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors. If Mr. Maslan’s employment is terminated by the Company without cause, he is entitled to receive his annual base salary and all other benefits for a period of six months on the same terms and schedules as existed immediately prior to his termination. Additionally, unvested stock options will continue to vest during this six month period.

Patrick P. Vanek: Mr. Vanek joined the Company on July 26, 2010. His employment agreement provides for his at-will employment as the Company’s Vice President, Operations at an annual salary of $195,000 and a target bonus percentage of 30%, depending on the achievement of performance criteria. This compensation is subject to annual review and modification by the Board of Directors.

Director Compensation — 2010

For service during 2010, each non-employee director was entitled to and received options to purchase 30,000 shares of the Company’s common stock and, in addition, the Presiding Director and Acting Chairman of the Board and each committee chair was entitled to and received options to purchase 10,000 shares of the Company’s common stock.

Name	Fees Earned/ Paid in Cash	Option Awards(1)	All Other Compensation	Total
James S. Benson	$22,500	$17,344	$—	$39,844
Stephen N. Keith	$20,250	$17,344	$—	$37,594
Mark T. McLoughlin	$20,250	$17,344	$—	$37,594
Craig B. Mendelsohn	$16,500	$13,008	$—	$29,508
C. Eric Winzer	$22,500	$17,344	$—	$39,844
David E. Jorden(2)	$—	$25,628	$60,000	$85,628

(1)	At December 31, 2010, the following number of stock options remained unexercised by non-employee directors as follows: Benson — 270,000, Keith — 80,000, McLoughlin — 270,000, Mendelsohn — 35,000, Winzer — 80,000. Assumptions used to determine the grant date fair value of option awards may be found in Note 3 to the Consolidated Financial Statements included in the Form 10-K for the year ended December 31, 2010 and Note 5 to the Summary Compensation Table on page 19 of this proxy statement.
(2)	Mr. Jorden is an executive member of management in addition to serving on the Board. He is not compensated for his Board service. The amount in the Option Awards column represents the grant date fair value of 50,000 options granted during 2010. The amount in the All Other Compensation column represents his cash compensation as an employee in 2010.

Long Term Incentive Plan

Our Long-Term Incentive Plan (LTIP), as amended, authorizes the issuance of up to 6,500,000 shares of common stock. The LTIP permits incentive awards of options, SARs, restricted stock awards, phantom stock awards, performance unit awards, dividend equivalent awards or other stock-based awards to our employees, officers, consultants, independent contractors, advisors, and directors. We believe that the making of awards under the LTIP promotes the success and enhances Cytomedix’s value by providing the awardee with an incentive for outstanding performance. The LTIP is further intended to provide flexibility to us in our ability to motivate, attract, and retain the services of personnel upon whose judgment, interest, and special effort the successful conduct of our operation is largely dependent.

The Compensation Committee determines the number of shares of stock granted to a participant and may subject any grant to performance requirements, vesting provisions, transfer restrictions and other restrictions and conditions as the Compensation Committee may determine in its sole discretion. As of August 4, 2011, 496,200 shares of common stock have been issued upon exercise of options granted pursuant to the LTIP.

Securities Authorized for Issuance under Equity Compensation Plans

As discussed above, our LTIP, as amended, authorizes awards representing up to 6,500,000 shares of common stock.

Equity Compensation Plan Information as of December 31, 2010

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights (b)	Number of Securities Remaining Available for Future Issuance (c)
Equity compensation plans approved by security holders	5,323,054	$1.34	680,746
Equity compensation plans not approved by security holders(1)	1,399,632	$1.65	n/a
TOTAL	6,722,686	$1.40	680,746

(1)	These amounts represent the aggregate of individual compensation arrangements with external service providers.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with the management of Cytomedix, Inc. and PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010, together and separately, the audited financial statements contained in the Company’s Annual Report on Form 10-K for the 2010 fiscal year.

The Audit Committee has also discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T. The Audit Committee also received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with PwC its independence from the Company.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee.

/s/ C. Eric Winzer, Chairman
Mark T. McLoughlin, Stephen N. Keith

Transactions with Related Persons

During the 2010 fiscal year, we were not involved in any related party transactions subject to Item 404 of Regulation S-K. Pursuant to written Board policies, our executive officers and directors, and principal stockholders, including their immediate family members and affiliates, are not permitted to enter into a related party transaction without the prior consent of the Board. Any request for such related party transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to the Audit Committee and the Board for review, consideration and approval. All of our directors, executive officers and employees are required to report to the Board any such related party transaction. In approving or rejecting the proposed agreement, the Board will consider the relevant facts and circumstances available and deemed relevant to the Board which will approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as the Board determines in the good faith exercise of its discretion.

Interest of Certain Persons in Matters to be Acted Upon

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any officer, director, nominee for director, or associate of the foregoing persons in any matter to be acted on, as described herein.

Shareholder Proposals and Submissions for Inclusion in the Proxy Statement
for the 2012 Annual Meeting of Shareholders

We presently intend to hold our next annual meeting of Shareholders in September 2012. A proxy statement and notice of the 2012 Annual Meeting will be mailed to all shareholders approximately one month prior to that date. Shareholder proposals must be received at our principal executive offices located at 209 Perry Parkway, Suite 7, Gaithersburg, Maryland no later than 120 days prior to the first anniversary of the date of this Proxy Statement; provided, however, that in the event that the date of the next annual meeting is advanced by more than 30 days from the anniversary date of the 2011 Annual Meeting, notice by the shareholder must be received no later than the close of business on the 10th day following the earlier of the date on which notice of the date of the meeting was mailed or public disclosure was made. All shareholder proposals received after the deadline will be considered untimely and will not be included in the proxy statement for the next annual meeting. The SEC rules establish a different deadline for submission of shareholder proposals that are not intended to be included in our proxy statement with respect to regularly scheduled annual meetings. Such proposals must be received by no later than July 16, 2011. The rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. Also, the notice must meet the other requirements contained in our Bylaws. A copy of the relevant Bylaw provisions containing the requirements for making shareholder proposals may be obtained free of charge by contacting our Corporate Secretary at our executive offices.

Other Matters

The Board knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be consistent with the policies of the Company and will use their discretion.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “house holding,” potentially provides extra convenience for stockholders and cost savings for us. If you are now receiving multiple copies of our proxy materials and would like to have only one copy of these documents delivered to your household in the future, please call, email or write to us at (240) 499-2680, investorrelations@cytomedix.com, or Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, Attention: Corporate Secretary.

Incorporation by Reference

Copies of the exhibits filed with the Company’s Annual Report of Form 10-K for fiscal year ended December 31, 2010 will be sent to shareholders by first class mail, without charge, within one day of the Company’s receipt of a written or oral request for said exhibits. To request exhibits, please send your written request to Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877, Attention: Corporate Secretary.

ANNUAL MEETING OF SHAREHOLDERS

September 30, 2011

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF CYTOMEDIX, INC.

The undersigned hereby appoints Martin Rosendale and Andrew Maslan, or either of them, each with full power of substitution, proxies with power of substitution and hereby authorizes them to represent and to vote, as designated below, all of the shares of common stock of the Company held of record by the undersigned on August 4, 2011 at the Annual Meeting of Shareholders to be held on September 30, 2011, at the Company’s headquarters at 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877 at 11 a.m. EDT, and at all postponements or adjournments thereof, with all powers the undersigned would possess if personally present. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

1.	To elect directors, each to serve until the next annual meeting of Shareholders or until each successor is duly elected and qualified:
☐	FOR all nominees
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR all nominees except as noted below: Nominee exception(s)

º James S. Benson	º Mark T. McLaughlin	º David E. Jorden
º Craig Mendelsohn	º Stephen N. Keith	º C. Eric Winzer
º Martin P. Rosendale
2.	To ratify the appointment of Stegman & Company as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2011.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	To amend the Long-Term Incentive Plan to increase the number of shares of common stock authorized to be issued under the Plan from 6,500,000 to 8,000,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN
4.	To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” the nominees set forth in proposal 1 and “FOR” proposals 2 and 3. The undersigned hereby acknowledges receipt of the notice of Annual Meeting and proxy statement furnished in connection therewith.

DATED:

(Signature)

(Signature if jointly held)

(Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE. THANK YOU.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS
FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS

Electronic copies of this proxy statement and proxy card for the 2011 Annual Meeting of Shareholders and are available to you at http://www.cytomedix.com/proxy2011annual.htm. Requests for additional copies of the proxy materials should be addressed to Shareholder Relations, Cytomedix, Inc., 209 Perry Parkway, Suite 7, Gaithersburg, MD 20877. This material will be furnished without charge to any shareholder requesting it.